UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

☒	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

lululemon athletica inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 29, 2025, lululemon athletica inc. sent the following email to certain employees:

Senior Leaders,

I am writing to provide some context around the announcement by Chip Wilson this morning that he intends to nominate three director candidates at our company’s 2026 annual meeting of shareholders. We issued a press release in response, which you can read here.

This latest news does not change how we are executing our strategy, serving our guests, and supporting one another. In short, it remains business as usual. Senior management is working with our Board on this matter.

As you continue to guide your teams forward, please keep the following points in mind:

●	Our leadership team and Board remain confident in lululemon and our strategy. We have been working together to execute our growth strategy by investing in product innovation, enhancing our guest experience, and expanding our geographic reach. Through this team’s efforts, we are successfully navigating complex market dynamics while staying focused on capturing the many opportunities ahead. lululemon has a strong foundation in place and we are confident in our leaders and teams to deliver on our strategy.

●	Chip’s comments do not change our priorities or focus. Today’s news has no impact on our operations, and we remain focused on executing against the pillars of our strategy. The best way you can help is by remaining focused on your day-to-day roles and responsibilities and meeting our goals.

●	There is positive momentum across our organization. We have created one of the most compelling growth stories in retail, and we will continue to operate with clarity, focus, and agility. While there is still work to be done to unlock our full potential, our third quarter results underscore the enduring strength of our brand globally.

In terms of next steps, the Board has an established process to evaluate potential director candidates and will review Chip’s nominations consistent with that process. The Board will then present its formal recommendation in the company’s proxy statement ahead of our 2026 annual meeting.

As a reminder, please do not engage with the media or investors, as we may be subject to disclosure obligations. If you receive any inquiries from the media, please forward them to Bill Chandler. For inquiries from investors or analysts, please forward them to Howard Tubin.

I look forward to connecting in the new year as we focus on what’s in front of us in 2026 and beyond.

Meghan

Below you’ll find speaking points you can use to answer questions from your team:

●	We issued a public statement in response to Chip, so our stakeholders can hear our views.

●	I want to underscore that this is a Board-level matter, and it does not impact your day-to-day responsibilities.

●	As always, please remain focused on the opportunities ahead as we continue to take actions to accelerate our business and drive long-term, sustainable growth for lululemon.

●	In short, it remains business as usual.

●	Thank you for your hard work and dedication to lululemon.

Forward-Looking Statements and Risk Factors

This communication contains forward-looking statements, which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including those related to successful leadership integration, execution of business strategies, and other factors described in reports we file from time to time with the Securities and Exchange Commission (the “SEC”), including Forms 8-K, 10-Q and 10-K. We undertake no obligation to update any forward-looking statements.

Important Additional Information and Where to Find It

The company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the company’s stockholders for the company’s 2026 annual meeting of stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that the company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC filings” link in the “Financial Information” section of the “Investors” tab of the company’s website at https://corporate.lululemon.com/.

Certain Information Regarding Participants in the Solicitation

The company, its directors and certain of its executive officers (Meghan Frank, Chief Financial Officer; André Maestrini, President and Chief Commercial Officer; and Shannon Higginson, Chief Legal and Compliance Officer) are deemed “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the company’s stockholders in connection with the matters to be considered at the company’s 2026 annual meeting of stockholders. Information regarding the names of the company’s directors and executive officers and certain other individuals and their respective interests in the company, by security holdings or otherwise, is set forth in the sections entitled “Director Compensation,” “Executive Compensation,” “Executive Compensation Tables,” and “Principal Shareholders and Stock Ownership by Management” of the company’s proxy statement on Schedule 14A in connection with the 2025 annual meeting of stockholders, filed with the SEC on April 29, 2025 (available here). Supplemental information regarding the participants’ holdings of the company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on June 11, 2025 and December 17, 2025 for Meghan Frank (available here and here); June 12, 2025 for Shane Grant (available here); June 12, 2025 for Kathryn Henry (available here); June 12, 2025 for Teri List (available here); June 12, 2025 for Alison Loehnis (available here); December 17, 2025 for André Maestrini (available here); June 12, 2025 for Isabel Mahe (available here); July 1, 2025 for Calvin McDonald (available here); June 12, 2025 for Jon McNeill (available here); June 12, 2025, December 18, 2025, and December 29, 2025 for Martha Morfitt (available here, here, and here); June 13, 2025 for David Mussafer (available here); and June 12, 2025 for Emily White (available here). Such filings will also be available at no charge by clicking the “SEC filings” link in the “Financial Information” section of the “Investors” tab of the company’s website at https://corporate.lululemon.com/.

Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 annual meeting of stockholders, if and when they become available. These documents will be available free of charge as described above.

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